UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2004

Glowpoint, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 Long Avenue Hillside, NJ	07205

	(Address of Principal Executive Officers)	(Zip Code)

(973) 282-2000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since past report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The board of directors of Glowpoint, Inc. (“Glowpoint”) appointed James Spanfeller, a director of Glowpoint, to Glowpoint’s audit committee, effective as of September 21, 2004. The current members of Glowpoint’s audit committee are Karen Basian, Mr. Spanfeller and Michael Toporek.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: September 23, 2004	/s/ David C. Trachtenberg David C. Trachtenberg Chief Executive Officer & President